UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2014

OPHTHOTECH CORPORATION

(Exact Name of Company as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 19th Floor

New York, NY 10119

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code:  (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 Resignation of Bruce A. Peacock as Chief Financial and Business Officer

On September 20, 2014, Bruce A. Peacock notified the Company of his resignation from his position as Chief Financial and Business Officer of Ophthotech Corporation (the “Company”), effective September 30, 2014.

(b)                             Appointment of Michael G. Atieh as Chief Financial and Business Officer

On September 20, 2014, Michael G. Atieh, age 61, was appointed Executive Vice President, Chief Financial and Business Officer, and Treasurer of the Company, effective September 30, 2014.  From February 2009 until its acquisition by Valeant Pharmaceuticals in February 2012, Mr. Atieh served as Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. Mr. Atieh has served as a member of the Board of Directors of Ace Limited, a public insurance company, since September 1991, and is currently chair of its Audit Committee and a member of its Executive Committee. Mr. Atieh also serves as a member of the Board of Directors and Audit Committee of Theravance Biopharma, a public biopharmaceutical company. In addition, Mr. Atieh served as a member of the Board of Directors and Chairman of the Audit Committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served at Dendrite International, Inc., a software company, as Group President from January 2002 to February 2004 and as Senior Vice President and Chief Financial Officer from October 2000 to December 2001. He also served as Vice President of U.S. Human Health, a division of Merck & Co., Inc. (“Merck”), a healthcare company, from January 1999 to September 2000, as Senior Vice President Merck-Medco Managed Care, L.L.C., a subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

In connection with his appointment, Mr. Atieh and the Company entered into an offer letter agreement on September 20, 2014 providing for at-will employment for an indefinite term, an annual base salary of $450,000, an annual target bonus opportunity of up to 50% of base salary, and eligibility to participate in the employee benefit programs of the Company generally available to employees of the Company.

Pursuant to the offer letter agreement, in connection with Mr. Atieh’s commencement of employment with the Company, Mr. Atieh will be granted a nonstatutory stock option to purchase up to 200,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on the grant date of September 30, 2014 (the “Option Award”).  The Option Award will vest over a four-year period, with 25% of the shares underlying the option vesting on the first anniversary of the commencement of Mr. Atieh’s employment with the Company and the remainder of the shares vesting in equal monthly amounts thereafter until the fourth anniversary of the commencement of Mr. Atieh’s employment with the Company, subject to continued service with the Company.  The Option Award will be issued outside of the Company’s 2013 Stock Incentive Plan as an employment inducement grant. In the event that within one year after a “change of control event” (as such term is defined in the Option Award agreement) Mr. Atieh’s employment with the Company is terminated by the Company without “cause” or by Mr. Atieh for “good reason” (as such terms are defined in the offer letter agreement), 100% of the portion of the Option Award that is not then-vested, and which has not been exercised, cancelled or forfeited, shall become vested and exercisable in full as of the date of such termination.

Mr. Atieh will also receive $8,000 per month from the Company to cover commuting expenses.

In the event that Mr. Atieh’s employment with the Company is terminated by the Company without “cause” or by Mr. Atieh for “good reason” (as such terms are defined in the offer letter agreement), in addition to any earned but unpaid salary and any accrued and vested benefits under any applicable employee benefit programs of the Company, which are payable upon any termination of employment, Mr. Atieh also will be entitled to receive the following payments and benefits:

•                  a cash amount equal to 12 months of Mr. Atieh’s base salary at the date of such termination, paid in a lump-sum following the date of such termination, subject to Mr. Atieh’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates;

•                  an amount equal to Mr. Atieh’s target bonus opportunity for the year in which such termination occurs, paid following the date of such termination, subject to Mr. Atieh’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates; and

•                  continued Company-subsidized health benefits for a period of 12 months following the date of such termination or, if earlier, until the end of the calendar month in which Mr. Atieh becomes eligible to receive health benefits under another employee benefit plan, subject to Mr. Atieh’s timely execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Mr. Atieh will also be subject to an invention assignment, non-disclosure, non-competition and non-solicitation agreement.

In addition, upon commencement of his employment, the Company will enter into an indemnification agreement with Mr. Atieh in the form that the Company has entered into with its other directors and executive officers.  Such agreement provides that the Company will indemnify Mr. Atieh to the fullest extent permitted by law for claims arising in his capacity as an executive officer of the Company or in connection with his service at our request for another corporation or entity. Such agreement also provides for procedures that will apply in the event that Mr. Atieh makes a claim for indemnification, establishes certain presumptions that are favorable to Mr. Atieh, and may require us to indemnify Mr. Atieh for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: September 25, 2014	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary